Exhibit 26 (g) vi. a1. 4.

AMENDMENT to the

SELECTED AUTOMATIC YRT AGREEMENTS

listed below

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

C.M. LIFE INSURANCE COMPANY, and

MML BAY STATE LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter referred to as the “Reinsurer”)

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State, Original Treaty Effective Date: April 1, 2005

and

Coverage: Strategic Edge GUL with or without the variable rider (GVUL) New York State Business Only, Original Treaty Effective Date: April 1, 2010

Effective February 1, 2011, Schedule D and Base Rate Table of the above-referenced Agreements are hereby revised by the attached “Schedule D: Reinsurance Premium Rates Revised February 1, 2011” and “Base Rate Tables Revised February 1, 2011”. This amendment will serve to update rates in accordance with the Reinsurance Rate Adjustment Mechanism as described in Schedule K of the above-referenced Agreements. Rate changes apply to              as well as            .

All other conditions of this Agreement not in conflict with the terms and conditions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/12/11
Peter G. Ferris
Second Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/12/11
Peter G. Ferris
Second Vice President & Actuary

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	5/12/11
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Jeremy Lane	Date:	5/10/11
Print name:	Jeremy Lane
Title:	VP

SWISS RE LIFE & HEALTH AMERICA INC.

By:	Kenneth Thieme	Date:	5/10/11
Print name:	Kenneth Thieme
Title	VP

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SCHEDULE D: REINSURANCE PREMIUM RATES

REVISED FEBRUARY 1, 2011

Premiums for Standard Risks (Currency – U.S. Dollars)

The premium rates              shall be the following percentages times the              (attached below) for males and females as appropriate (            ):

%
%
%

The premium shall be             . The Reinsurer and Ceding Company shall participate in the Rate Adjustment Mechanism in SCHEDULE K: RATE ADJUSTMENT MECHANISM. Rate changes apply to             .

Policy Fees: No policy fees shall be paid under this Agreement.

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Base Rate Table: Revised February 1, 2011

(Note: The Base Rate Table remains unchanged)

Base Rate Table: the following table will be used as             . This table will be              the              to create the appropriate reinsurance premium rates. The              in the base rate table are              and then by            , where the resulting premium            .

For              rates, the rates in the Base Rate Table will be              for              and             .

Base Rate Table

Attained Age	Male	Male	Female	Female

[table deleted]

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Calculation of New Rates to become effective on February 1, 2011

New rates are calculated as follows.

1.	2.	3. Determine New Pay Percentages
Base Rate Tables		Base Rate Table

a. Select rates: pay
For Percentages

Attained Age	Unisex Non Smoker New Pay %	Unisex Smoker	Attained Age	Unisex Unismoke	Original Pay %

[table deleted]	[table deleted]	[table deleted]

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